Exhibit 99.1

Adjusted Net Income in the Quarter is Record $110.0 Million, or $0.79 Adjusted Basic Net Income per Share

Basic Net Income per Share Increases to $0.70 in the Quarter

Television Production Revenue Grows 96%

SANTA MONICA, CA, and VANCOUVER, BC, February 5, 2015 - Lionsgate (NYSE: LGF), a premier next generation global content leader, today reported revenue of $751.3 million, adjusted EBITDA of $146.8 million, adjusted net income of $110.0 million or $0.79 adjusted basic net income per share and net income of $98.2 million or $0.70 basic net income per share for the third quarter of fiscal 2015 (quarter ended December 31, 2014).

The worldwide theatrical release of The Hunger Games:Mockingjay-Part 1, robust domestic television series licensing, lower marketing costs, a reduction in the effective tax rate and increased earnings from our equity investments drove profitability and margins in the quarter.

“Our strong financial results in the quarter were driven by growing margins across our businesses,” said Lionsgate Chief Executive Officer Jon Feltheimer.  “Our television division had another stellar quarter as it continues to emerge as a leading supplier of premium scripted content, and our film business achieved strong profitability with a diverse portfolio of films. We’re also pleased to see our digital initiatives beginning to deliver incremental revenue and profits, and we expect their contributions to continue to grow.”

Adjusted EBITDA of $146.8 million for the quarter compared to record adjusted EBITDA of $161.6 million in the prior year quarter.

Record adjusted net income of $110.0 million or $0.79 adjusted basic net income per share for the quarter increased 6% from adjusted net income of $103.9 million or $0.75 adjusted basic net income per share in the prior year quarter. Adjusted net income for the quarter benefitted from a lower effective tax rate compared to the prior year quarter and higher equity interest income, primarily reflecting higher net income at the Company’s EPIX pay television venture with Viacom and MGM.

Net income of $98.2 million or $0.70 basic net income per share on 140.0 million weighted average number of common shares outstanding increased 11% from $88.8 million or $0.64 basic net income per share on 137.9 million weighted average number of common shares outstanding in the prior year quarter.

Revenue of $751.3 million for the quarter declined 11% from $839.9 million in the prior year quarter as declines in motion picture revenue offset gains in television production revenue. Lionsgate had two wide release theatrical films in the quarter compared to four wide release theatrical films in the prior year quarter, and the theatrical slates underlying the Company’s home entertainment and international operations were also smaller than in the prior year quarter.

The Company will pay its quarterly dividend of $0.07 per common share tomorrow, February 6, to shareholders of record as of December 31, 2014.

Overall Motion Picture segment revenue for the quarter was $590.1 million, a decline of 22% compared to the prior year quarter.  Within the Motion Picture segment, theatrical revenue for the quarter was $186.4 million with only two wide theatrical releases, Mockingjay-Part 1 and John Wick, compared to a prior year quarter that included four wide theatrical releases, The Hunger Games: Catching Fire, A Madea Christmas, Ender’s Game and Escape Plan.

Lionsgate’s home entertainment revenue for the quarter was $183.1 million compared to $200.7 million in the prior year quarter, due primarily to the smaller slate of theatrical films discussed above. Mockingjay-Part 1 begins its home entertainment rollout on electronic sell-through on February 17th and debuts on packaged media and on demand platforms March 6th.

Television revenue included in the Motion Picture segment for the quarter was $82.9 million compared to $105.8 million in the prior year quarter with only one new wide release theatrical title, Divergent, reaching its pay television window compared to five wide release theatrical titles in the prior year quarter. The next film in the Divergent franchise, Insurgent, debuts in theatres worldwide on March 20th in IMAX and 3D.

International Motion Picture segment revenue (excluding Lionsgate U.K.) for the quarter was $79.4 million compared to $117.1 million in the prior year quarter due to fewer wide release titles in the quarter.

Lionsgate U.K. had another strong quarter as revenue increased 12% to $62.7 million driven by a theatrical slate that included Mockingjay-Part 1, The Expendables 3 and the third-party films The Railway Man and Postman Pat: The Movie.

Revenue for the Television Production segment rose to $161.2 million in the quarter, nearly doubling the $82.3 million in the prior year quarter, with a strong performance in domestic television licensing as well as gains in international television revenue and home entertainment revenue from television production.

A record 74 episodes and 58.5 hours of domestic television series were delivered to a broad spectrum of buyers in the quarter, including episodes of Anger Management, Orange is the New Black, Nashville, Ascension, Mad Men and Manhattan. The quarter also benefitted from significant domestic television revenue from the game and talk shows Celebrity Name Game, Family Feud and The Wendy Williams Show. International television revenue included licensing of Anger Management, Orange is the New Black, Nashville and Mad Men.

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2015 third quarter financial results at 9:00 A.M. ET/6:00 A.M. PT tomorrow, Friday, February 6.  Interested parties may participate live in the conference call by calling 1-800-230-1059 (612-234-9959 outside the U.S. and Canada).  A full digital replay will be available from Friday morning, February 6, through Friday, February 13, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 348885.

ABOUT LIONSGATE

Lionsgate is a premier next generation global content leader with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, digital distribution, new channel platforms and international distribution and sales. Lionsgate currently has more than 30 television shows on over 20 different networks spanning its primetime production, distribution and syndication businesses, including such critically-acclaimed hits as the multiple Emmy Award-winning Mad Men and Nurse Jackie, the comedy Anger Management, the broadcast network series Nashville, the syndication success The Wendy Williams Show and the critically-acclaimed hit series Orange is the New Black.

Its feature film business has been fueled by such recent successes as the blockbuster first three installments of The Hunger Games franchise, the first installment of the Divergent franchise, John Wick, Now You See Me, Roadside Attractions' A Most Wanted Man, Lionsgate/Codeblack Films’ Addicted and Pantelion Films' Instructions Not Included, the highest-grossing Spanish-language film ever released in the U.S.

Lionsgate's home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rates. Lionsgate handles a prestigious and prolific library of approximately 16,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company's core businesses. The Lionsgate and Summit brands remain synonymous with original, daring, quality entertainment in markets around the world. www.lionsgate.com
***
For further information, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facility and notes, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, risks related to our acquisition strategy and integration of acquired businesses, the effects of disposition of businesses or assets, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2014, as amended in Lionsgate’s Quarterly Report on Form 10-Q filed with the SEC on February 5, 2015, which risk factors are incorporated herein by reference.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2014	March 31, 2014
	(Amounts in thousands, except share amounts)
ASSETS
Cash and cash equivalents	$28,886	$25,692
Restricted cash	7,508	8,925
Accounts receivable, net of reserves for returns and allowances of $64,815 (March 31, 2014 - $106,680) and provision for doubtful accounts of $4,074 (March 31, 2014 - $4,876)	974,579	885,571
Investment in films and television programs, net	1,447,393	1,274,573
Property and equipment, net	22,430	14,552
Equity method investments	211,680	181,941
Goodwill	323,328	323,328
Other assets	71,372	71,067
Deferred tax assets	54,329	65,983
Total assets	$3,141,505	$2,851,632
LIABILITIES
Senior revolving credit facility	$160,500	$97,619
5.25% Senior Notes	225,000	225,000
Term Loan	223,021	222,753
Accounts payable and accrued liabilities	271,101	332,457
Participations and residuals	463,093	469,390
Film obligations and production loans	737,565	499,787
Convertible senior subordinated notes	113,271	131,788
Deferred revenue	279,958	288,300
Total liabilities	2,473,509	2,267,094
Commitments and contingencies
SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 140,259,641 shares issued (March 31, 2014 - 141,007,461 shares)	668,492	743,788
Retained earnings (accumulated deficit)	4,352	(157,875)
Accumulated other comprehensive loss	(4,848)	(1,375)
Total shareholders’ equity	667,996	584,538
Total liabilities and shareholders’ equity	$3,141,505	$2,851,632

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Amounts in thousands, except per share amounts)
Revenues	$751,299	$839,939	$1,753,558	$1,908,396
Expenses:
Direct operating	400,576	397,513	945,840	965,756
Distribution and marketing	171,439	233,535	421,637	550,497
General and administration	61,407	65,577	186,975	186,120
Depreciation and amortization	1,708	1,530	4,685	4,766
Total expenses	635,130	698,155	1,559,137	1,707,139
Operating income	116,169	141,784	194,421	201,257
Other expenses (income):
Interest expense
Cash interest	10,567	11,484	29,546	39,682
Amortization of debt discount and deferred financing costs	2,984	4,090	10,048	12,878
Total interest expense	13,551	15,574	39,594	52,560
Interest and other income	(623)	(1,771)	(2,188)	(4,750)
Loss on extinguishment of debt	690	—	1,276	36,653
Total other expenses, net	13,618	13,803	38,682	84,463
Income before equity interests and income taxes	102,551	127,981	155,739	116,794
Equity interests income (loss)	10,898	(1,321)	37,353	13,158
Income before income taxes	113,449	126,660	193,092	129,952
Income tax provision	15,264	37,897	30,865	27,067
Net income	$98,185	$88,763	$162,227	$102,885

Basic net income per common share	$0.70	$0.64	$1.17	$0.75
Diluted net income per common share	$0.65	$0.59	$1.10	$0.71

Weighted average number of common shares outstanding:
Basic	139,963	137,946	138,618	137,097
Diluted	151,713	155,137	151,716	154,197

Dividends declared per common share	$0.07	$0.05	$0.19	$0.05

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Amounts in thousands)
Operating Activities:
Net income	$98,185	$88,763	$162,227	$102,885
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,708	1,530	4,685	4,766
Amortization of films and television programs	280,380	260,318	639,472	636,818
Amortization of debt discount and deferred financing costs	2,984	4,090	10,048	12,878
Non-cash share-based compensation	15,142	12,862	48,691	41,044
Distribution from equity method investee	—	—	7,788	9,849
Loss on extinguishment of debt	690	—	1,276	36,653
Equity interests income	(10,898)	1,321	(37,353)	(13,158)
Deferred income taxes	1,927	23,253	11,243	13,272
Changes in operating assets and liabilities:
Restricted cash	27	(32,308)	1,417	(29,754)
Accounts receivable, net	(178,397)	(141,656)	(94,803)	(46,376)
Investment in films and television programs	(176,450)	(354,647)	(815,469)	(692,943)
Other assets	(520)	7,501	(1,416)	(1,696)
Accounts payable and accrued liabilities	26,290	81,698	(52,700)	4,205
Participations and residuals	(28,640)	34,878	(6,070)	38,236
Film obligations	4,960	44,610	(33,953)	11,208
Deferred revenue	7,508	3,050	(8,124)	17,947
Net Cash Flows Provided By (Used In) Operating Activities	44,896	35,263	(163,041)	145,834
Investing Activities:
Proceeds from the sale of equity method investees	—	—	14,575	9,000
Investment in equity method investees	(2,100)	(13,500)	(14,750)	(17,250)
Distributions from equity method investee in excess of earnings	—	—	—	4,169
Other investments	—	—	(2,000)	—
Repayment of loans receivable	—	1,275	—	4,275
Purchases of property and equipment	(6,798)	(2,721)	(11,293)	(6,116)
Net Cash Flows Used In Investing Activities	(8,898)	(14,946)	(13,468)	(5,922)
Financing Activities:
Senior revolving credit facility - borrowings	314,000	354,119	681,500	782,219
Senior revolving credit facility - repayments	(293,000)	(445,474)	(618,619)	(926,574)
5.25% Senior Notes and Term Loan - borrowings, net of deferred financing costs of $2,166 and $6,860 for the three and nine months ended December 31, 2013, respectively	—	(2,166)	—	440,640
10.25% Senior Notes - repurchases and redemptions	—	—	—	(470,584)
Convertible senior subordinated notes - borrowings	—	—	—	60,000
Convertible senior subordinated notes - repurchases	—	—	(16)	—
Production loans - borrowings	148,075	190,155	533,781	359,582
Production loans - repayments	(196,433)	(105,287)	(261,868)	(301,385)
Pennsylvania Regional Center credit facility - repayments	—	—	—	(65,000)
Repurchase of common shares	(3,455)	—	(129,859)	—
Dividends paid	(9,590)	—	(23,536)	—
Excess tax benefits on equity-based compensation awards	5,617	—	6,767	—
Exercise of stock options	2,741	1,749	4,404	10,869
Tax withholding required on equity awards	(2,803)	(3,119)	(14,939)	(14,376)
Net Cash Flows Provided By (Used In) Financing Activities	(34,848)	(10,023)	177,615	(124,609)
Net Change In Cash And Cash Equivalents	1,150	10,294	1,106	15,303
Foreign Exchange Effects on Cash	1,467	(2,104)	2,088	(2,264)
Cash and Cash Equivalents - Beginning Of Period	26,269	67,212	25,692	62,363
Cash and Cash Equivalents - End Of Period	$28,886	$75,402	$28,886	$75,402

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Amounts in thousands)
Net income	$98,185	$88,763	$162,227	$102,885
Depreciation and amortization	1,708	1,530	4,685	4,766
Cash interest	10,567	11,484	29,546	39,682
Noncash interest expense	2,984	4,090	10,048	12,878
Interest and other income	(623)	(1,771)	(2,188)	(4,750)
Income tax provision	15,264	37,897	30,865	27,067
EBITDA	$128,085	$141,993	$235,183	$182,528

Stock-based compensation (1)	15,132	12,064	48,875	52,199
Restructuring charges	766	—	7,008	—
Gain on sale of equity method investment	—	—	(11,355)	—
Loss on extinguishment of debt	690	—	1,276	36,653
Backstopped prints and advertising expense	2,100	—	2,100	—
Administrative proceeding	—	7,500	—	7,500
Adjusted EBITDA	$146,773	$161,557	$283,087	$278,880

(1) The three months ended December 31, 2014 and 2013 include cash settled SARs expense of $0.3 million and benefit of $0.8 million, respectively. The nine months ended December 31, 2014 and 2013 include cash settled SARs expense of $1.7 million and $10.4 million respectively.

EBITDA is defined as earnings before interest, income tax provision, and depreciation and amortization. EBITDA is a non-GAAP financial measure.

Adjusted EBITDA represents EBITDA as defined above adjusted for stock-based compensation, restructuring charges, gain on sale of equity method investment, loss on extinguishment of debt, backstopped prints and advertising expense, and administrative proceeding. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and cash and equity settled stock appreciation rights (“SARs”). Restructuring charges primarily consist of severance costs associated with the integration of the marketing operations of our Lionsgate and Summit film labels and costs related to the move of our international sales and distribution organization to the United Kingdom. Gain on sale of equity method investment represents the gain on sale of our interest in FEARnet. Backstopped prints and advertising expense ("P&A") represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a first dollar loss guarantee (subject to a cap) that such expense will be recouped from the performance of the film (which results in minimal risk of loss to the Company). The amount represents the P&A expense incurred net of the income statement impact that would have been recorded had the P&A not been expensed under the arrangement (i.e. primarily treating the P&A as participation expense over the revenue streams). Administrative proceeding represents the settlement of an administrative order. Adjusted EBITDA is a non-GAAP financial measure.

Management believes EBITDA and Adjusted EBITDA to be meaningful indicators of our performance that provide useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA and Adjusted EBITDA to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles ("GAAP"). EBITDA and Adjusted EBITDA do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or Adjusted EBITDA in the same manner and the measures as presented may not be comparable to similarly-titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FREE CASH FLOW TO NET CASH
FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Amounts in thousands)
Net Cash Flows Provided By (Used In) Operating Activities	$44,896	$35,263	$(163,041)	$145,834
Purchases of property and equipment	(6,798)	(2,721)	(11,293)	(6,116)
Net borrowings under and (repayment) of production loans	(48,358)	84,868	271,913	58,197
Excess tax benefits on equity-based compensation awards	5,617	—	6,767	—
Free Cash Flow, as defined	$(4,643)	$117,410	$104,346	$197,915

Free cash flow is defined as net cash flows provided by (used in) operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans, plus or minus excess tax benefits on equity-based compensation awards. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs associated with production loans prior to the time the Company actually pays for the film or television program. The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs in its free cash flow when the payments are actually made.

Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films and television programs) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF EBITDA TO FREE CASH FLOW

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Amounts in thousands)
EBITDA	$128,085	$141,993	$235,183	$182,528

Plus: Amortization of film and television programs	280,380	260,318	639,472	636,818
Less: Cash paid for film and television programs (1)	(219,848)	(225,169)	(577,509)	(623,538)
Amortization of film and television programs in excess of cash paid	60,532	35,149	61,963	13,280

Plus: Non-cash stock-based compensation	15,142	12,862	48,691	41,044
Plus: Distributions from equity method investee	—	—	7,788	9,849
Less: Equity interests (income) loss	(10,898)	1,321	(37,353)	(13,158)
Plus: Loss on extinguishment of debt	690	—	1,276	36,653
EBITDA adjusted for items above	193,551	191,325	317,548	270,196

Changes in other operating assets and liabilities:
Restricted cash	27	(32,308)	1,417	(29,754)
Accounts receivable, net	(178,397)	(141,656)	(94,803)	(46,376)
Other assets	(520)	7,501	(1,416)	(1,696)
Accounts payable and accrued liabilities	26,290	81,698	(52,700)	4,205
Participations and residuals	(28,640)	34,878	(6,070)	38,236
Deferred revenue	7,508	3,050	(8,124)	17,947
	(173,732)	(46,837)	(161,696)	(17,438)

Purchases of property and equipment	(6,798)	(2,721)	(11,293)	(6,116)
Interest, taxes and other (2)	(17,664)	(24,357)	(40,213)	(48,727)

Free Cash Flow, as defined	$(4,643)	$117,410	$104,346	$197,915
_________________________
(1) Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:
Change in investment in film and television programs	$(176,450)	$(354,647)	$(815,469)	$(692,943)
Change in film obligations	4,960	44,610	(33,953)	11,208
Production loans - borrowings	148,075	190,155	533,781	359,582
Production loans - repayments	(196,433)	(105,287)	(261,868)	(301,385)
Total cash paid for film and television programs	$(219,848)	$(225,169)	$(577,509)	$(623,538)
_________________________
(2) Interest, taxes and other consists of the following:
Cash interest	$(10,567)	$(11,484)	$(29,546)	$(39,682)
Interest and other income	623	1,771	2,188	4,750
Current income tax provision	(13,337)	(14,644)	(19,622)	(13,795)
Excess tax benefits on equity-based compensation awards	5,617	—	6,767	—
Total interest, taxes and other	$(17,664)	$(24,357)	$(40,213)	$(48,727)

This reconciliation is provided to illustrate the difference between our EBITDA and free cash flow which are both separately reconciled to their corresponding GAAP metrics.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF INCOME BEFORE INCOME TAXES, NET
INCOME, AND BASIC AND DILUTED EPS TO ADJUSTED INCOME BEFORE
INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended December 31, 2014
	(Amounts in thousands, except per share amounts)
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
As reported	$113,449	$98,185	$0.70	$0.65
Stock-based compensation (1)	15,132	9,585	0.07	0.06
Restructuring charges (2)	766	485	—	—
Loss on extinguishment of debt (3)	690	437	—	—
Backstopped prints and advertising expense (4)	2,100	1,330	0.01	0.01
As adjusted for stock-based compensation, restructuring charges, loss on extinguishment of debt and backstopped prints and advertising expense	$132,137	$110,022	$0.79	$0.73

	Three Months Ended December 31, 2013
	(Amounts in thousands, except per share amounts)
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
As reported	$126,660	$88,763	$0.64	$0.59
Stock-based compensation (1)	12,064	7,600	0.06	0.05
Administrative proceeding (5)	7,500	7,500	0.05	0.05
As adjusted for stock-based compensation and administrative proceeding	$146,224	$103,863	$0.75	$0.68

	Nine Months Ended December 31, 2014
	(Amounts in thousands, except per share amounts)
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
As reported	$193,092	$162,227	$1.17	$1.10
Stock-based compensation (1)	48,875	30,957	0.22	0.20
Restructuring charges (2)	7,008	4,439	0.03	0.03
Gain on sale of equity method investment (6)	(11,355)	(7,192)	(0.05)	(0.05)
Loss on extinguishment of debt (3)	1,276	808	0.01	0.01
Backstopped prints and advertising expense (4)	2,100	1,330	0.01	0.01
As adjusted for stock-based compensation, restructuring charges, gain on sale of equity method investment, loss on extinguishment of debt and backstopped prints and advertising expense	$240,996	$192,569	$1.39	$1.30

	Nine Months Ended December 31, 2013
	(Amounts in thousands, except per share amounts)
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
As reported	$129,952	$102,885	$0.75	$0.71
Stock-based compensation (1)	52,199	32,885	0.24	0.21
Loss on extinguishment of debt (3)	36,653	23,091	0.17	0.15
Administrative proceeding (5)	7,500	7,500	0.05	0.05
Tax valuation allowance (7)	—	(12,030)	(0.09)	(0.08)
As adjusted for stock-based compensation, loss on extinguishment of debt, administrative proceeding and valuation allowance	$226,304	$154,331	$1.13	$1.04
_________________________
* Basic and Diluted EPS amounts may not add precisely due to rounding

Adjusted income before income taxes, adjusted net income and adjusted basic and diluted EPS are adjusted for the following items:

(1) Stock-based compensation: Adjustments for stock-based compensation represents compensation expenses associated with stock options, restricted share units, cash and equity settled SARs. The adjustment to net income is net of the tax impact calculated using the statutory tax rate applicable to each adjustment.

(2) Restructuring charges: This adjusts income before income taxes and net income to eliminate the severance costs associated with the integration of the marketing operations of our Lionsgate and Summit film labels and costs related to the move of our international sales and distribution organization to the United Kingdom. The adjustment to net income is net of the tax impact calculated using the statutory tax rate applicable to each adjustment.

(3) Loss on extinguishment of debt: This adjusts income before income taxes and net income to eliminate the loss on extinguishment of debt. The adjustment to net income is net of the tax impact calculated using the statutory tax rate applicable to each adjustment.

(4) Backstopped prints and advertising expense: This adjusts income before income taxes and net income to eliminate the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a first dollar loss guarantee (subject to a cap) that such expense will be recouped from the performance of the film (which results in minimal risk of loss to the company). The amount represents the P&A expense incurred net of the income statement impact that would have been recorded had the P&A not been expensed under the arrangement (i.e. primarily treating the P&A as participation expense over the revenue streams).

(5) Administrative proceeding: Adjustment for administrative proceeding represents the settlement of an administrative order.

(6) Gain on sale of equity method investment: This adjusts income before income taxes and net income to eliminate the gain on sale of our interest in FEARnet. The adjustment to net income is net of the tax impact calculated using the statutory tax rate applicable to each adjustment.

(7) Tax valuation allowance: This adjusts net income to eliminate the discrete tax benefit recognized for financial reporting purposes upon the reduction of the Company's valuation allowance on its net deferred tax assets in our Canadian tax jurisdiction that are expected to be realized in future tax returns.

Management believes that these non-GAAP measures provide useful information to investors regarding the Company's results as compared to historical periods. The Company uses these measures, among other measures, to evaluate the operating performance of the Company. The Company believes that the adjusted results provide relevant and useful information for investors because they clarify the Company's actual operating performance and allow investors to review our operating performance in the same way as our management. Since these measures are not calculated in accordance with generally accepted accounting principles, they should not be considered in isolation of, or as a substitute for income before income taxes, net income, basic and diluted EPS. Not all companies calculate adjusted income before income taxes, adjusted net income, and adjusted basic and diluted EPS in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies.